Exhibit 10.1

EXECUTION VERSION

ROANOKE GAS COMPANY

__________________________________

FOURTH AMENDMENT

dated as of March 30, 2026

to

PRIVATE SHELF AGREEMENT

dated as of September 30, 2015 and as amended by

the First Amendment dated as of September 30, 2017, the Second Amendment dated as of

December 6, 2019 and further amended by the Third Amendment dated as of December 6, 2022.

__________________________________

TABLE OF CONTENTS

(Not a part of this Fourth Amendment)

SECTION	HEADING	PAGE

SECTION 1.	AMENDMENTS TO SHELF AGREEMENT	2

SECTION 2.	FEES	3

SECTION 3.	REPRESENTATIONS AND WARRANTIES	2

SECTION 4.	CONDITIONS PRECEDENT	3

SECTION 5.	MISCELLANEOUS	4

-i-

Dated as of

March 30, 2026

To PGIM, Inc. (fka Prudential Investment Management, Inc.)

Ladies and Gentlemen:

Reference is made to (i) the Private Shelf Agreement dated as of September 30, 2015 (as amended from time to time including by the First Amendment dated as of September 30, 2017, the Second Amendment dated as of December 6, 2019, and the Third Amendment dated as of December 6, 2022, the “Shelf Agreement”), between Roanoke Gas Company (the “Company”), on the one hand, and PGIM, Inc. (fka Prudential Investment Management, Inc.) (“Prudential”) and each Prudential Affiliate which becomes party thereto, on the other hand. Capitalized terms used in this Fourth Amendment (this “Fourth Amendment”) without definition shall have the meanings given to such terms in the Shelf Agreement.

As of the date of this Fourth Amendment, the Prudential Affiliates who are a party to the Shelf Agreement are Pruco Life Insurance Company of New Jersey (“Pruco NJ”), Prudential Arizona Reinsurance Captive Company (“PARCC”), Highmark Inc. (“Highmark”), Prudential Arizona Reinsurance Term Company (“PARTC”), The Prudential Insurance Company of America (“PICA”) and Prudential Arizona Reinsurance Universal Company (“PARUC”, together with Pruco NJ, PARCC, Highmark, PARTC, PICA, the “Current Prudential Affiliates”).

As of the date of this Fourth Amendment, the Company has issued and certain of the Current Prudential Affiliates have purchased (i) 3.58% Notes, due October 2, 2027, of the Company, in the aggregate principal amount of $8,000,000 (the “2027 Notes”), (ii) 4.41% Notes, due March 28, 2031, of the Company, in the aggregate principal amount of $10,000,000 (the “2031 Notes”) and (iii) 3.60% Notes, due December 6, 2029, of the Company, in the aggregate principal amount of $10,000,0000 (the “2029 Notes” together with the 2027 Notes and 2031 Notes, the “Current Outstanding Notes”).

As of the date of this Fourth Amendment, the total outstanding aggregate principal amount of the Current Outstanding Notes is $28,000,000.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Prudential have agreed to amend certain provisions of the Shelf Agreement as hereinafter provided.

Upon your acceptance hereof in the manner hereinafter provided and upon satisfaction of all conditions to the effectiveness hereof, this Fourth Amendment shall be effective, but only in the respects hereinafter set forth:

SECTION 1.         AMENDMENT TO SHELF AGREEMENT.

(a)         Section 1 (Authorization of Notes) of the Shelf Agreement is hereby amended by deleting the first sentence of Section 1 and replacing it with the following:

“The Company may from time to time authorize the issue and sale of its senior promissory notes (the “Shelf Notes”, such term to include any such notes issued in substitution thereof pursuant to Section 13) in the aggregate amount up to $78,000,000, to be dated the date of issue thereof, to mature, in the case of each Shelf Note so issued, no more than 20 years after the date of original issuance thereof, to have an average life, in the case of each Shelf Note so issued, of no more than 20 years after the date of original issuance thereof, to bear interest on the unpaid balance thereof from the date thereof at the rate per annum, and to have such other particular terms, as shall be set forth, in the case of each Shelf Note so issued, in the Confirmation of Acceptance with respect to such Shelf Note delivered pursuant to Section 2(f). As of March 30, 2026, the Company has issued and sold Shelf Notes in an aggregate principal amount of $28,000,000.”

(b)         Section 2(b). (Issuance Period) of the Shelf Agreement is hereby amended by deleting Section 2(b) in its entirety and replacing it with the following:

“(b)      Issuance Period. Notes may be issued and sold pursuant to this Agreement until the earlier of (i) the third anniversary of March 30, 2026 (or if such anniversary date is not a Business Day, the Business Day next preceding such anniversary) and (ii) the thirtieth day after Prudential shall have given to the Company, or the Company shall have given to Prudential, a written notice stating that it elects to terminate the issuance and sale of Shelf Notes pursuant to this Agreement (or if such thirtieth day is not a Business Day, the Business Day next preceding such thirtieth day). The period during which Shelf Notes may be issued and sold pursuant to this Agreement is herein called the “Issuance Period.””

(c)          Schedule B (Authorized Officers), attached to the Shelf Agreement, is hereby amended and restated in its entirety and replaced with Schedule B attached hereto as Exhibit A.

SECTION 2.         FEES.

Section 2.1.         Notwithstanding Section 2(h)(ii) of the Shelf Agreement, no Issuance Fee shall be due or payable with respect to any sale and issuance of Shelf Notes occurring at a Closing on or prior to March 31, 2027.

Section 2.2.         The Company will pay to Prudential in immediately available funds a fee (the “Renewal Fee”) in the amount of $25,000 on or prior to the effective date of this Fourth Amendment.

SECTION 3.         REPRESENTATIONS AND WARRANTIES.

The Company hereby represents and warrants that:

(a)         The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)         This Fourth Amendment and the Shelf Agreement, as amended hereby, (all of the foregoing documents are referred to herein as the “Note Documents”) and the transactions contemplated hereby are within the corporate power of the Company, have been duly authorized by all necessary company action on the part of the Company, and the Note Documents have been duly executed and delivered by the Company and constitute legal, valid and binding obligations of the Company enforceable in accordance with their terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c)         Immediately prior to and after giving effect to this Fourth Amendment, no Default has occurred and is continuing and no Event of Default has occurred under the Shelf Agreement, as amended hereby.

(d)         The execution, delivery and performance of the Note Documents by the Company does not and will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, shareholders agreement or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

(e)         No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of the Note Documents.

SECTION 4.         CONDITIONS PRECEDENT.

This Fourth Amendment shall not become effective until, and shall become effective on, the Business Day when each of the following conditions shall have been satisfied:

(a)         Prudential shall have received this Fourth Amendment, duly executed by the Company.

(b)         Prudential shall have consented to this Fourth Amendment as evidenced by its execution thereof.

(c)         The representations and warranties of the Company set forth in Section 3 hereof shall be true and correct.

(d)      Any consents or approvals from any holder or holders of any outstanding security or indebtedness of the Company and any amendments of agreements pursuant to which any securities or indebtedness may have been issued which shall be necessary to permit the consummation of the transactions contemplated hereby shall have been obtained and all such consents or amendments shall be reasonably satisfactory in form and substance to Prudential and its special counsel.

(e)         All corporate proceedings and other proceedings in connection with the transactions contemplated by this Fourth Amendment and all documents and instruments incident to such transactions shall be reasonably satisfactory to Prudential and its special counsel, and Prudential and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as Prudential or its special counsel may reasonably request.

(f)          Prudential shall have received such certificates of officers of the Company as it may reasonably request with respect to this Fourth Amendment and the transactions contemplated hereby.

(g)         The Company shall have paid the fees and disbursements of Prudential’s special counsel, Greenberg Traurig, LLP, incurred in connection with the negotiation, preparation, execution and delivery of this Fourth Amendment and the transactions contemplated hereby which fees and disbursements are reflected in the statement of such special counsel delivered to the Company at the time of the execution and delivery of this Fourth Amendment.

(h)         The Company shall have paid to Prudential the Renewal Fee.

Prudential hereby agrees with the Company that the execution and delivery of its signature page to this Fourth Amendment shall evidence the satisfaction of each of the conditions precedent set forth in this Section 4.

SECTION 5.         MISCELLANEOUS.

Section 5.1.           Except as amended herein, all terms and provisions of the Shelf Agreement and related agreements and instruments are hereby ratified, confirmed and approved in all respects.

Section 5.2.           Each reference in the Shelf Agreement to “this Agreement,” “hereunder,” “hereof,” or words of similar import in instruments or documents provided for in the Shelf Agreement or delivered or to be delivered thereunder or in connection therewith, shall, except where the context otherwise requires, be deemed a reference to the Shelf Agreement, as amended hereby.

Section 5.3.       This Fourth Amendment shall be governed by and construed in accordance with, and the rights of the parties shall be governed by, the law of the Commonwealth of Virginia excluding choice‑of‑law principles of the law of such Commonwealth that would permit the application of the laws of a jurisdiction other than such Commonwealth.

Section 5.4.         This Fourth Amendment and all covenants herein contained shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereunder. All representations, warranties and covenants made by the Company herein shall survive the closing and the delivery of this Fourth Amendment.

Section 5.5.         This Fourth Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute but one and the same Fourth Amendment. Delivery of an executed counterpart of this Fourth Amendment by facsimile or transmitted electronically in either Tagged Image File Format (“TIFF”) or Portable Document Format (“PDF”) shall be as effective as delivery of a manually executed counterpart of this Fourth Amendment.

[Signature Pages Follow]

The execution hereof by the Company and Prudential shall constitute a binding agreement between the Company and Prudential and each Prudential Affiliate which becomes bound to the Shelf Agreement as provided in the Shelf Agreement for the uses and purposes hereinabove set forth.

The undersigned, hereby acknowledges, approves and agrees to the foregoing Fourth Amendment.

ROANOKE GAS COMPANY By: /s/ Paul W. Nester Name: Paul W. Nester Title: President and CEO By: /s/ Timothy J. Mulvaney Name: Timothy J. Mulvaney Title: Vice President, Treasurer, and CFO

[Signature Page to Fourth Amendment]

Each of the undersigned, hereby acknowledges, approves and agrees to the foregoing Fourth Amendment.

PGIM, INC.

By:  /s/ Callie Hamilton

Name: Callie Hamilton

Title: Vice President

PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY

By: PGIM, Inc., as investment manager

By:  /s/ Callie Hamilton

Name: Callie Hamilton

Title: Vice President

PRUDENTIAL ARIZONA REINSURANCE CAPTIVE COMPANY, as successor by Merger to Prudential Arizona Reinsurance Term Company

By: PGIM, Inc., as investment manager

By:  /s/ Callie Hamilton

Name: Callie Hamilton

Title: Vice President

HIGHMARK INC.

By: Prudential Private Placement Investors, L.P. (as Investment Advisor)

By: Prudential Private Placement Investors, Inc. (as its General Partner)

By:  /s/ Callie Hamilton

Name: Callie Hamilton

Title: Vice President

[Signature Page to Fourth Amendment]

Each of the undersigned, hereby acknowledges, approves and agrees to the foregoing Fourth Amendment.

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By: PGIM, Inc., as investment manager

By:  /s/ Callie Hamilton

Name: Callie Hamilton

Title: Vice President

PRUDENTIAL ARIZONA REINSURANCE UNIVERSAL COMPANY, as successor by Merger to Prudential Universal Reinsurance Company

By: PGIM, Inc., as investment manager

By:  /s/ Callie Hamilton

Name: Callie Hamilton

Title: Vice President

[Signature Page to Fourth Amendment]

Exhibit A

[Attached]

SCHEDULE B

Authorized Officers for Prudential

Prudential Private Capital

2200 Ross Avenue

Suite 4300W

Dallas, TX 75201

(214) 720-6200

Brian N. Thomas Vice President	Ty Bowman Vice President

Brittany D. Braden Vice President	Ingrida Soldatova Vice President

Brian E. Lemons Vice President	Aaron Christopherson Vice President

Callie A. Hamilton Vice President